As filed with the U.S. Securities and Exchange Commission on February 23, 2021.

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BOA Acquisition Corp.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	6770 (Primary Standard Industrial Classification Code Number)	85-4252723 (I.R.S. Employer Identification Number)

 2600 Virginia Ave NW, Suite T23 Management Office
Washington, D.C. 20037
Telephone: (888) 211-3261
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Brian Friedman

Chief Executive Officer

2600 Virginia Ave NW, Suite T23 Management Office

Washington, D.C. 20037

Telephone: (888) 211-3261

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

with copies to:

Brian E. Ashin Alan Noskow Keith M. Townsend King & Spalding LLP 1700 Pennsylvania Avenue, NW Washington, D.C. 20006 Telephone: (202) 737-0500	Christian Nagler Kirkland & Ellis LLP 405 Lexington Ave, 11th Floor New York, NY 10174 Telephone: (212) 446-4460

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.       ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.       ☒ 333-252739

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.       ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.       ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act.       ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount Being Registered	Proposed Maximum Offering Price per Security(1)(2)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Units, each consisting of one share of Class A common stock, $0.0001 par value, and one third of one redeemable warrant(2)	2,875,000 Units	$ 10.00	$ 28,750,000	$ 3,136.64
Shares of Class A common stock included as part of the units(3)	2,875,000 Shares	—	—	—(4)
Redeemable warrants included as part of the units(3)	958,333 Warrants	—	—	—(4)
Total			$ 28,750,000	$ 3,136.64(5)

(1)	Estimated solely for the purpose of calculating the registration fee.

(2)	Represents only the additional number of securities being registered. Does not include the securities that the Registrant previously registered on the Registration Statement on Form S-1 (File No. 333-252739)

(3)	Pursuant to Rule 416 under the Securities Act, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(4)	No fee pursuant to Rule 457(g) under the Securities Act.

(5)	The Registrant previously registered securities having a proposed maximum aggregate offering price of $201,250,000 on its Registration Statement on Form S-1, as amended (File No. 333-252739), which was declared effective by the Securities and Exchange Commission on February 23, 2021. In accordance with Rule 462(b) under the Securities Act of 1933, as amended (the "Securities Act"), an additional number of securities having a proposed maximum offering price of $3,136.64 is hereby registered, which includes securities issuable upon the exercise of the underwriters' option to purchase additional units.

 The Registration Statement shall become effective upon filing in accordance with Rule 462(b) promulgated under the Securities Act.

EXPLANATORY NOTE

This Registration Statement on Form S-1 is being filed with respect to the registration of 2,875,000 additional units of BOA Acquisition Corp., a Delaware corporation (the “Registrant”), each consisting of one share of Class A common stock and one third of one redeemable warrant, pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and General Instruction V to Form S-1. Each whole warrant entitles the holder thereof to purchase one Class A common share at a price of $11.50 per share, subject to adjustment as provided herein, and only whole warrants are exercisable. This Registration Statement relates to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-252739) (the “Prior Registration Statement”), initially filed by the Registrant on February 4, 2021, and declared effective by the Securities and Exchange Commission (the “Commission”) on February 23, 2021. The required opinions of counsel and related consents and accountant's consent are attached hereto and filed herewith. Pursuant to Rule 462(b), the contents of the Prior Registration Statement, including the exhibits thereto, are incorporated by reference into this Registration Statement.

CERTIFICATION

The Registrant hereby certifies to the Commission that (1) it has instructed its bank to pay the filing fee set forth on the cover page of this Registration Statement by a wire transfer of such amount to the Commission's account at U.S. Bank as soon as practicable (but no later than the close of business as of February 24, 2021), (2) it will not revoke such instructions, (3) it has sufficient funds in the relevant account to cover the amount of such filing fee and (4) it will confirm receipt of such instructions by its bank during regular business hours no later than February 24, 2021.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules.

(a)	Exhibits. The list of exhibits preceding the signature page of this registration statement is incorporated herein by reference.

EXHIBIT INDEX

Exhibit	Description
5.1	Opinion of King & Spalding LLP
23.1	Consent of Marcum LLP
23.2	Consent of King & Spalding LLP (included in Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Washington, D.C., on the 23rd day of February, 2021.

BOA ACQUISITION CORP.

By:	/s/ Brian Friedman
	Name:	Brian Friedman
	Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ Scott Seligman	Chairman of the Board	February 23, 2021
Scott Seligman

/s/ Brian Friedman	Chief Executive Officer	February 23, 2021
Brian Friedman

/s/ Benjamin Friedman	Chief Financial Officer	February 23, 2021
Benjamin Friedman

/s/ Anthony Wagner	Director	February 23, 2021
Anthony Wanger

/s/ Jenny Abramson	Director	February 23, 2021
Jenny Abramson

/s/ Lorron James	Director	February 23, 2021
Lorron James

/s/ Srikanth Batchu	Director	February 23, 2021
Srikanth Batchu

/s/ Shane Battier	Director	February 23, 2021
Shane Battier